Chemical    Bank,    Trustee               Determination   Date:     03-Jun-96
Manufactured     Housing    Contracts      Remittance  Date:         07-Jun-96
Senior/Subordinated   Pass-Through         For the Period Ended:     25-May-96
Certificates Series 1995B

Information for Clauses (a) through (s), Section 7.01

                                               Class A-1     Class A-2     Class A-3     Class A-4
(a)Class A and B Distribution Amounts       2,304,904.07    244,733.42    151,967.50    107,632.33
(b)Formula Principal Distribution Amount
   (a) Scheduled Principal Due                647,644.98
   (b) Partial Prepayments Received            71,768.53
   (c) Principal Payments in Full
            (Sch. Balance)                  1,433,502.25
   (d) Liquidated Contract Sch. Balance             0.00
   (e) Section 3.05 Purchase Sch. Balance           0.00
   (f) Previously Undistributed Shortfalls
            in (a) through (e)                      0.00
                                              __________    __________    __________    __________
 Total Principal Distribution               2,152,915.76          0.00          0.00          0.00
(c)Interest Distribution                      151,988.31    244,733.42    151,967.50    107,632.33
   Unpaid Interest Shortfall                        0.00          0.00          0.00          0.00
                                           _____________ _____________ _____________ _____________
 Total Interest Distribution                  151,988.31    244,733.42    151,967.50    107,632.33

(d)Beg. Class A and B Principal Balance    29,065,493.01 45,356,000.00 27,320,000.00 18,584,000.00
   Less: Principal Distribution             2,152,915.76          0.00          0.00          0.00
                                           _____________ _____________ _____________ _____________
   Rem. Class A and B Principal Balance    26,912,577.25 45,356,000.00 27,320,000.00 18,584,000.00



Chemical Bank, Trustee                         Determination Date:   03-Jun-96
Manufactured Housing Contracts                 Remittance Date:      07-Jun-96
Senior/Subordinated Pass-Through               For the Period Ended  25-May-96
Certificates Series 1995B

Information for Clauses (a) through (n), Section 7.01

                                              Class A-5     Class A-6     Class B-1     Class B-2
(a)Class A and B Distribution Amounts        104,202.00     92,500.00     69,837.50     61,088.54
(b)Formula Principal Distribution Amount
   (a) Scheduled Principal Due               647,644.98
   (b) Partial Prepayments Received           71,768.53
   (c) Principal Payments in Full
            (Sch. Balance)                 1,433,502.25
   (d) Liquidated Contract Sch. Balance            0.00
   (e) Section 3.05 Purchase Sch. Balance          0.00
   (f) Previously Undistributed Shortfalls
            in (a) through (e)                     0.00
                                          _____________   ___________   ___________   __________
 Total Principal Distribution                      0.00          0.00          0.00          0.00
(c)Interest Distribution                     104,202.00     92,500.00     69,837.50     61,088.54
   Unpaid Interest Shortfall                       0.00          0.00          0.00          0.00
                                          _____________ _____________ _____________ _____________
 Total Interest Distribution                 104,202.00     92,500.00     69,837.50     61,088.54

(d)Beg. Class A and B Principal Balance   17,367,000.00 14,800,000.00 11,100,000.00  9,250,000.00
   Less: Principal Distribution                    0.00          0.00          0.00          0.00
                                          _____________ _____________ _____________ _____________
   Rem. Class A and B Principal Balance   17,367,000.00 14,800,000.00 11,100,000.00  9,250,000.00






(e) Fees Due Servicer
    Monthly Servicing Fee                 180,044.60
    Section 8.06 Reimbursement Amount           0.00
    Section 6.02 Reimbursement Amount      55,173.49
    Reimbursable Fees                           0.00
                                        ____________
                                          235,218.09

                                  No. Of     Unpaid Principal
(f) Delinquency                 Contracts       Balance
    31-59 Days Delinquent          120         2,621,260
    60-89 Days Delinquent           38           805,288
   90+ Days Delinquent              50           997,653


(g) Section 3.05 Repurchases                        0.00

(h)         Pool Factor               Original Balance      Rate
Class A-1    0.65285344                41,223.000.00        6.275%
Class A-2    1.00000000                45,356,000.00        6.475%
Class A-3    1.00000000                27,320,000.00        6.675%
Class A-4    1.00000000                18,584,000.00        6.950%
Class A-5    1.00000000                17,367,000.00        7.200%
Class A-6    1.00000000                14,800,000.00        7.500%
Class B-1    1.00000000                11,100,000.00        7.550%
Class B-2    1.00000000                 9,250,000.00        7.925%


(i)Class R Distribution Amount            344,819.50
   Repossession Profits                         0.00

(j)Principal Balance of Contracts
      in Repossession                      17,710.74

(k)Aggregate Net Liquidation Losses        63,870.18

(l)(x) Class B-2 Formula Distribution Amt. 61,088.54
   (y) Remaining Amount Available         405,908.04
                                       _____________
   Amount of (x) over (y)                       0.00

(m)Class B-2 Liquidation Loss Amount            0.00

(n)Guarantee Payment                            0.00

Chemical Bank, Trustee                   Determination Date:         03-May-96
Manufactured Housing Contracts           Remittance Date:            07-May-96
Senior/Subordinated Pass-Through         For the Period Ended:       25-Apr-96
Certificates Series 1995A


                        Computation of Available Distribution Amount


(i)  Certificate Account Balance at Monthly Cutoff        3,872,308.42
(ii) Monthly Advance made                                         0.00
(iii)Section 5.05 Certificate Fund Income                    14,055.65
(iv) Pre-Funding Account Earnings                                 0.00
(v)  Principal due Holders                                        0.00
Less:
(i)  Scheduled Payments of principal and interest
     due subsequent to the Due Period                       169,461.12
(ii) Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                      0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds        0.00
   (iii) Monthly Servicing Fee                              180,044.60
   (iv)  Reimbursable Liquidation Expenses                  55,173.49
   (v)   Section 6.04(c) reimbursement                            0.00
   (vi)  Section 8.06 reimbursement                               0.00
   (vii) Amounts not required to be deposited                     0.00

Total Due Servicer                                          235,218.09

Available Distribution Amount                             3,481,684.86

To Class A and B                                          3,136,865.36

Monthly Excess Cashflow                                     344,819.50

Weighted Average Remaining Term (months)                        151.70

         Scheduled Balance Computation


         Prior Month Balance                            172,842.819.67





         Current Balance             170,816,594.67
         Adv Principal                    62,593.79
         Del Principal                   189,285.55
         Pool Scheduled Balance                         170,689,903.91


                                                                  0.00
         Principal Payments in Full    1,433,502.25
         Partial Prepayments              71,768.53

         Scheduled Principal             647,644.98
                                                                  0.00
         Collateral Balance                             170,816,594.67

        Capitalized Interest Requirement


(i)(1) Wt. Avg. Remittance Rate            6.831%
   (2) Trustee Fee                         0.0015%
   (3) Rate Used                           6.8328%

(a) Principal Balance of Subsequent
    Contracts Transferred                    0.00
    Interest Computed @ (i),(3), above       0.00

(b) Pre-Funded Amount Outstanding            0.00
    Interest Computed @ (i), (3) above       0.00

(ii)Pre-Funded Account Earnings         18,001.36

    Capitalized Interest Requirement   (18,001.36)